FORM 8-A
                                    --------


                       Securities and Exchange Commission
                             Washington, D.C. 20549


                For registration of certain classes of securities
                     pursuant to section 12(b) or (g) of the

                         Securities Exchange Act of 1934


                        American Busing Corporation, Inc.
                        ---------------------------------
             (Exact name of registrant as specified in its charter)


Nevada                4700                   33-1025552             024801 10 2
(State or other       (Primary Standard      (I.R.S. Employer       CUSIP Number
jurisdiction of       Industrial             Identification
incorporation or      Classification         Number)
organization)         Number)

              6075 S. Eastern Avenue, Vegas, Nevada USA, 89119-3146
                               (registered office)

      10080 E. Mountain View Lake Dr. N. 145 o Scottsdale o Arizona o 85258
                Telephone: 480-314-1126 o Facsimile: 480-314-1129
                               (operating office)

                                  With copy to:

                                 Stepp Law Group
                           1301 Dove Street, Suite 460
                         Newport Beach, California 92660
                      Tel: (949)660-9700 Fax:(949)660-9010
                               (Agent for Service)


        Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class                          Name of each exchange on which
to be so registered:                         each class is to be registered:
Common Shares                                NASD OTC:BB
-------------                                -----------

If this form relates to the  registration  of a class of securities  pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [ ]


If this form relates to the  registration  of a class of securities  pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [x]


Securities  Act  registration  statement file number to which this form relates:
333-101762.


Securities to be registered pursuant to Section 12(g) of the Act:

                                  Common Shares
                                  -------------
                                 Title of Class

Item 1. Description of Registrant's Securities to be Registered.
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The description of securities to be registered have been detailed in the
Company's SB-2 filed with and declared effective by the Commission on April 14, 2003.

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Item 2. Exhibits.
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List below all exhibits filed as a part of the registration statement:

All exhibits defining the rights of the holders of each class of ordinary shares of the Company, including any contracts or other documents which limit or qualify the rights of such holders have been detailed in the Company's SB-2 filed with and declared effective by the Commission on April 14, 2003.

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Signature:

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Registrant: American Busing Corporation

Date: April 14, 2003

By: /s/ Edmond Forister
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   Edmond Forister, President and Chief Executive Officer and Director